EX-99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-14, of our report dated November 13, 2008, relating to the financial statements and financial highlights of TrendStar Small-Cap Fund, which appear in the September 30, 2008 Annual Report to Shareholders.

/s/ Cohen Fund Audit Services, Ltd. Cohen Fund Audit Services, Ltd. Westlake, Ohio April 3, 2009